Exhibit 10.4

NOTICE OF OPTION GRANT

You have been granted the following options (the “Options”) to purchase shares of common stock par value US$ 0.001 each (the “Shares”) of ScoutCam Inc. (the “Company”), pursuant and subject to the terms and conditions of the Company’s 2020 Share Incentive Plan, a copy of which is attached hereto as Exhibit A (as may be amended from time to time, the “Plan”), and the additional terms and conditions contained herein. Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them under the Plan.

Grantee:

Date of Grant:
such date being subject to Section 9.4 of the Plan and Section 10.2 of this Agreement

Intended Type of Award:		Incentive Stock Option (U.S.)
(☐ check one):		Nonqualified Stock Option (U.S.)
Option designated as 102 Capital Gains Track Award (with Trustee) (Israel)
Option designated as 102 Ordinary Income Track Award (with Trustee) (Israel)
Option designated as 102 Non-Trustee Award (Israel)
Option designated as 3(9) Award (Israel)
Other

the above being subject to Section 9 of the Option Agreement, Section 18.4 of the Plan and applicable law
Exercise Price	(US$ / NIS / Other)	«Grant__ExercisePrice»	per Share

«Contact_FullName»

Number of Shares underlying the Options:

Vesting Commencement Date:

Vesting Schedule:

Subject to the terms of the Plan (including Sections 6.6 and 6.7 thereof), the Options shall vest and become exercisable under the following schedule: 33.33% of the Shares covered by the Options, on the first anniversary of the date on the Vesting Commencement Date, and 8.33% of the Shares covered by the Options at the end of each subsequent three-month period thereafter over the course of the subsequent 2 years; provided, in each case, that the Grantee remains continuously as a Service Provider of the Company or its Affiliates throughout each such vesting date; and, further, that the each of the outstanding Options shall immediately vest upon the occurrence of the following: (i) the sale of all or substantially al of the assets of the Company, (ii) the sale of more than fifty percent (50%) of the outstanding common stock of the Company in a non-public sale, (iii) the dissolution or liquidation of the Company, or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to such transaction.

Exercise Period:	The date determined in accordance with and subject to Section 8 of the Option Agreement and the provisions of the Plan.

The Options are governed by this Notice of Option Grant and by the provisions of the Plan and the Option Agreement, both of which are attached to and made an integral part of this Notice. By signing the Option Agreement, the Grantee acknowledges receipt of copies of the Plan and the Option Agreement, represents that the Grantee read and is familiar with their provisions, and hereby accepts the Options subject to all of their terms and conditions.

THIS OPTION AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS, OR QUALIFIED UNDER ANY SECURITIES LAW OR ANY OTHER JURISDICTION, AND, SUBJECT TO THEIR TERMS, MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS COVERING THIS AGREEMENT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH OFFERING, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE LAW.

OPTION AGREEMENT

The Company has granted to the Grantee named in the Notice of Option Grant (“Notice”) to which this Option Agreement (this “Agreement”) is attached Options upon the terms and conditions set forth in the Notice and this Agreement. The Options have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Notice, this Agreement and the Plan, the provisions of which are incorporated herein by reference and made an integral part of this Agreement.

By signing this Agreement, the Grantee: (a) represents that the Grantee has received copies of, and has read and is familiar with the terms and conditions of, the Notice, the Plan and this Agreement, (b) accepts that the Options, the Shares issued upon the exercise thereof and/or any securities issued or distributed with respect thereto are subject to all of the terms and conditions of the Notice, the Plan this Agreement, the Trust Agreement (as defined below) and any other documents ancillary hereto or thereto, and (c) agrees to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee upon any questions arising under the Notice, the Plan or this Agreement (whether before or after the issuance of Shares pursuant to the Options). While certain terms and conditions are included in this Agreement, such terms and conditions shall not in any way derogate from the applicability of all other terms and conditions set forth in the Plan. The Grantee acknowledges that the terms and conditions of the Plan may be amended from time to time as set forth therein, and therefore, any reference to the Plan shall be deemed to refer to the Plan as amended from time to time, including any amendments adopted after the date of grant. Unless otherwise stated, in the event of any inconsistency or contradiction between any of the terms of this Agreement and the provisions of the Plan, the terms and provisions of this Agreement shall prevail.

1. No Disposition of Options. The Options shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise), and shall not be subject to sale under execution, attachment, levy or similar process (each of the foregoing, a “Transfer”) other than by will or by the laws of descent and distribution.

2. Issuance and Disposition of Shares.

2.1. Legal Compliance. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of Options and Options may not be exercised or settled (even if vested), if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. THE GRANTEE IS CAUTIONED THAT THE OPTIONS MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS AND THOSE SET FORTH IN THE PLAN ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTIONS WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

2.2. Provisions Governing Shares. Shares issued upon exercise of Options shall be subject to the restrictions referred to in Section 16 of the Plan (Conditions upon Issuance of Shares; Governing Provisions) and in this Agreement, the Articles of Incorporation of the Company, any limitation, restriction or obligation included in any stockholders agreement applicable to all or substantially all of the holders of Shares (regardless of whether or not the Grantee is a formal party to such stockholders agreement), any other governing documents of the Company, and all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including, without limitation, any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, right of first refusal and lock-up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along provisions, any provisions concerning a restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Laws and with the requirements of any transaction entered into or proposed to be entered into by the Company. By exercising an Option the Grantee is deemed to have undertaken to comply with all the foregoing provisions. The Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate agreement(s) as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 2.2. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements.

2.3. Waiver. As a material precondition to the Company’s grant of Options and issuance of any Shares under the Plan, the Grantee hereby irrevocably waives any right of first refusal, pre-emptive, co-sale, participation rights or other similar rights with respect to any prior or future Transfer of any shares in the Company by other stockholders or the issuance of securities by the Company, if such right was so provided in any agreement between the Company and any of its stockholders, in the Articles of Incorporation or in any other governing document of the Company. The Grantee acknowledges and agrees that the Company and its stockholders are entitled to rely on this irrevocable waiver.

2.4. Additional or Substituted Securities. In the event that in connection with the declaration of a share dividend (bonus shares), a share split, a reverse share split, a reorganization (which may include a combination or exchange of shares), a consolidation, a spin-off or other corporate divestiture or division, a recapitalization, a reclassification or other similar occurrence affecting the Company’s outstanding securities without receipt of consideration (or in consideration for the par value, if shares bear par value), any new, substituted or additional securities or other property (other than cash dividend) are distributed by reason of such occurrence with respect to any Shares which are subject to this Section 2, or into which such Shares thereby become convertible, then such substituted or additional securities or other property (if distributed) shall immediately be subject to this Section 2. Any adjustments to reflect the distribution of such securities or other property shall be conclusively determined by the Company. The terms and conditions contained herein and in the Plan in respect of the Option and/or the Shares shall apply to any new, substituted or additional securities or other property resulting from the above adjustments.

2.5. Market Stand-Off. As a material precondition to the grant of Options and the issuance of any Shares in accordance with the Plan, and without limitation of Section 17 of the Plan, the Grantee hereby executes a market stand-off undertaking in the form attached hereto as Exhibit B.

2.6. Data Privacy; Data Transfer. Information related to the Grantee and Award(s) hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to the Grantee (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and that Grantee hereby consents to the storage and transfer of the Information as set forth above.

3. Exercise Procedures.

3.1. The Grantee may exercise Options that have become exercisable by giving a signed written notice to the Company, delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the Chief Financial Officer of the Company or to such other person as determined by the Committee, or in any other manner as the Committee shall prescribe from time to time. The exercise notice shall be in a form prescribed by the Company from time to time. The Grantee shall specify in the notice the election to exercise Options, the number of Shares for which it is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time, subject to the last sentence of this Section), accompanied by payment of the aggregate Exercise Price for such Shares in the manner permitted by the Plan. In the event that Options are being exercised by the representative of the Grantee, if permitted under the Plan, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise such Options.

3.2. After receiving a proper and duly executed notice of exercise in the form prescribed by the Company, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Options have been exercised, registered in the name of the person exercising such Options, except that in case of Options designated as 102 Trustee Awards, the Shares shall be issued to and in the name of the Trustee for the benefit of the Grantee. The issuance shall be subject to the payment of any and all applicable taxes and compulsory payments by the Grantee. Subject to Section 19 of the Plan, the Grantee shall have no rights as a stockholder with respect to any Shares subject to Options until the Grantee shall have duly exercised the Options, paid the full Exercise Price therefor, if required, paid all applicable taxes and compulsory payments therefor and becomes the record holder of the subject Shares.

3.3. Without derogating from the provision of the Plan, in the event that the Company or, with respect to 102 Trustee Awards, the Trustee, determines that it is required to withhold any tax as a result of the exercise of Options, the Grantee, as a condition to the exercise of Options, shall make arrangements satisfactory to the Company and the Trustee, if applicable, to enable it to satisfy all withholding requirements. The Grantee shall also make arrangements satisfactory to the Company and the Trustee, if applicable, to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares acquired pursuant to the grant of an Option under the Plan. Furthermore, the Grantee shall indemnify the Company and the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding.

4. Payment of Exercise Price. The Exercise Price shall be paid in cash or in such other manner as determined in accordance with the Plan.

5. Repurchase Right. Grantee agrees that all Shares issued pursuant to the exercise of the Options shall be subject to certain repurchase rights in favor of the Company or its assigns as provided in the Plan.

6. Restricted Securities. Grantee acknowledges and understands that, unless the issuance of Shares that may be acquired upon exercise of the Options is registered under the Securities Act of 1934, as amended (the “Securities Act”), before any exercise of the Options, the Shares acquired upon exercise of the Options will be characterized as “restricted securities” under the federal securities laws, as the shares will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Shares may not be resold without registration under the Securities Act, except in certain limited circumstances. The Grantee represents to the Company that he or she is either familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, or has sought counsel from someone with such knowledge. The Grantee acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company that are outside the Grantee’s control, and which the Company is under no obligation to satisfy and may not be able to satisfy. Prior to any transfer of the Shares by the Grantee, the Company retains the right to request and receive from the Grantee an opinion of counsel that the proposed transfer may be completed in compliance with all applicable federal and state securities laws.

7. Legend. Unless the issuance of Shares that may be acquired upon exercise of the Options is registered under the Securities Act, the Company may at any time place legends referencing the restriction imposed on the Shares (including, without limitation, right of first refusal and right of repurchase) and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to Options in the possession of the Grantee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

7.1. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS, OR QUALIFIED UNDER ANY SECURITIES LAW OR ANY OTHER JURISDICTION, AND, SUBJECT TO THEIR TERMS, MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH OFFERING, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION OR PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OR THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE LAW.

7.2. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPANY’S ARTICLES OF INCORPORATION, THE COMPANY’S SHARE INCENTIVE PLAN AND THE OPTION AGREEMENT WITH THE COMPANY, EACH AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

8. Term and Expiration. The Options shall expire in accordance with the Plan, including in case the Grantee’s employment or service terminates for any reason.

9. Tax Matters and Consultation.

9.1. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING OPTIONS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE. Without derogating from Section 18 of the Plan, and notwithstanding anything to the contrary, including the indication under “Intended Type of Award” above, the Company shall be under no duty to ensure, and no representation or commitment is made, that the Options qualify or will qualify under any particular tax treatment (such as Section 102, ISO or any other treatment), nor shall the Company be required to take any action for the qualification of any Option under such tax treatment. If the Options do not qualify under any particular tax treatment it could result in adverse tax consequences to the Grantee. By signing below, Grantee agrees that the Company and its Affiliates and their respective employees, directors, officers and stockholders shall not be liable for any tax, penalty, interest or cost incurred by Grantee as a result of such determination, nor will any of them have any liability of any kind or nature in the event that, for any reason whatsoever, an Option does not qualify for any particular tax treatment.

9.2. Without limitation of the foregoing, with respect to Incentive Stock Option and Nonqualified Stock Option, there is no guarantee that the Internal Revenue Service (“IRS”) will determine that the Exercise Price of these Options represent the fair market value thereof as of the Date of Grant in compliance with the requirements of Section 409A of the Code. If the IRS determines that the Exercise Price is less than such fair market value it could result in adverse tax consequences to Grantee.

9.3. In case of Incentive Stock Options, adjustments made pursuant to the Plan with respect to Incentive Stock Options could constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or could cause adverse tax consequences for the Grantee and the Grantee should consult with his or her tax advisor regarding the consequences of such “modification” on his or her income tax treatment with respect to the Incentive Stock Option.

10. Section 102 Awards.

10.1. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date hereof means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

10.2. 102 Award Grant Date.

10.2.1. Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 10.2.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Awards, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if this Agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 10.2.2), then such 102 Trustee Award shall be deemed granted on such later date as this Agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

10.2.2. Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into this Agreement and any agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section 10.2. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

10.3. To the extent and with respect to 102 Trustee Awards, the Grantee acknowledges, undertakes and confirms that: (i) the Grantee fully understands that Section 102 Ordinance and the rules and regulations enacted thereunder apply to the Options, and (ii) the Grantee understands the provisions of Section 102 of the Ordinance, the tax track chosen thereunder and the implications thereof. If applicable, the terms of such Options shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee (as amended, the “Trust Agreement”), and the Grantee shall sign all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at the Company’s offices.

10.4. Grantee Undertaking. Without derogating from the generality of the foregoing, to the extent and with respect to any Options that are 102 Capital Gain Track Awards, and as required by Section 102 of the Ordinance and the Rules, the Grantee acknowledges, undertakes and confirms in writing the following (which shall be apply and relate to all Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof, if any):

10.4.1. The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” and the applicable rules and regulations promulgated thereunder, as amended from time to time;

10.4.2. The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” in particular, and its tax consequences; the Grantee agrees that the Options and Shares that may be issued upon exercise of the Options (or otherwise in relation to the Options), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the Holding Period, as defined in Section 102 under the “Capital Gain Track”. The Grantee understands that any release of such Options or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, will result in taxation at marginal tax rates, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

10.4.3. The Grantee agrees to the trust agreement signed between the Company, his employing company and the trustee appointed pursuant to Section 102 of the Ordinance and shall sign all documents requested by the Company or the Trustee, in accordance with and under the trust agreement.

11. Plan Termination or Amendment. The Board may terminate or amend the Plan or the Options at any time, subject to the Plan and any such amendment shall apply on the Grantee and this Option Agreement (including the Options and Shares issuable or issued pursuant thereto), without any required consent of the Grantee. Except as set forth above, this Agreement shall not be amended without the consent of the parties hereto.

12. Miscellaneous.

12.1. Further Assurances. The Grantee shall perform such further acts and execute such further documents as may reasonably be necessary by the Company to carry out and give full effect to the provisions of this Agreement and the Plan.

12.2. Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Options and the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

12.3. Entire Agreement. This Agreement (together with the Notice and all Exhibits) and the Plan constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede all prior agreements and understandings, both written and oral (with no concession being made as to the existence of any such agreements and understandings).

12.4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof. Any dispute arising under or proceeding in relation to this Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

12.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

- Signature Pages Following -

IN WITNESS WHEREOF, the parties have duly executed and delivered this OPTION AGREEMENT as of the date last written below.

ScoutCam LTD

Signed Electronically
By: «Contact_Contact_FullName»
Date of Signature: Manager_SIGN

Grantee

Signed Electronically
By: «Contact_FullName»
ID No.: : «Contact_IDSSN»
Date of Signature:	Employee_SIGN

EXHIBIT A

THE PLAN

Market Stand-Off Undertaking

To: «Contact_FullName»

ScoutCam Inc. (the “Company”); and

The underwriters

Dear Sirs:

In connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, or equivalent law in another jurisdiction, and in recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company and each underwriter, during the Lock Up Period (as defined below), that the undersigned will not, without the prior written consent of the Company or the underwriters (or the lead underwriter, as the underwriters shall agree among themselves), directly or indirectly, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company or any securities convertible into or exchangeable or exercisable for shares or securities of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, awards under any Company share or equity plan) and any shares or other securities issued or distributed with respect to or in substitution of any of the foregoing (collectively, the “Lock Up Securities”), (ii) exercise any right with respect to the registration of any of the Lock Up Securities, or file or cause to be filed any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended, or equivalent law in another jurisdiction, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock Up Securities, whether any such swap or transaction in this clause (iii) or (i) above is to be settled by delivery of shares or other securities of the Company, in cash or otherwise. The foregoing provisions shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

The restrictions contained in this letter shall be in effect for such period of time (the “Lock Up Period”): (A) until the expiration of 90 days following the effective date of such registration statement relating to any other public offering;; or (B) as shall be requested by the Company or the underwriter(s). Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agreed on a termination date of the Lock Up Period in the event of failure to consummation a certain public offering, then such termination shall apply also to the Lock Up Period hereunder with respect to that particular public offering.

In the event of a subdivision of the outstanding share capital of the Company, the distribution of any securities (whether or not of the Company), whether as bonus shares or otherwise, and whether as dividend or otherwise, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Lock Up Securities, or into which such Lock Up Securities thereby become convertible, shall immediately be subject to the provisions and restrictions contained herein.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter during the Lock Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock Up Period has expired.

The Company may impose and the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the underwriters are relying upon this letter in proceeding toward consummation of the offering. The underwriters in connection with a registration statement so filed are intended third party beneficiaries of this letter and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The undersigned shall execute (and hereby empowers the Company as its proxy and attorney-in-fact to do so in his/her name) such separate agreement(s) as may be requested by the Company or the underwriters in connection with such registration statement and in the form required by them (which need not be identical to the provisions of this letter, and may include such additional provisions and restrictions as the underwriter(s) deem advisable) or that are necessary to give further effect thereto. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any award under the Company’s share incentive plan(s).

This letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, assigns, and the purchaser or transferee of any Lock Up Securities. The Company, may, at its discretion, and without any further consent, release or remove some or all of the restrictions contained in this letter, or allow certain exceptions to such restrictions (whether in general or in any specific case, and such relief or exceptions need not be the same or identical among to all persons bound by them).

This letter shall not derogate from any provision or restriction contained in any Company’s share incentive plan(s), agreement between the undersigned the Company or the underwriters, or any restriction or limitation pursuant to applicable law.

Very truly yours,

Signed Electronically
By : «Contact_FullName»
ID No.: : «Contact_IDSSN»
Date of Signature:	Employee_SIGN